EXHIBIT 10.10

                             SALES AGENCY AGREEMENT

         AGREEMENT made by and between MCI Wireless, Inc., WorldCom Wireless, Inc., and their wireless affiliates, d/b/a MCI WorldCom Wireless ("MWW"), with offices at 1717 Pennsylvania Avenue, N.W., Washington, D.C. 20006, and IDS Cellular, Inc. ("Agent"), a Florida corporation, with offices at 4401 No. Federal Highway, Boca Raton, Florida 33431.

         WHEREAS, MWW wishes to expand access to its wireless telephone commercial mobile radio services ("MWW Services"); and

         WHEREAS, Agent desires to market MWW Services as an independent authorized agent of MWW pursuant to the terms and conditions-set forth herein.

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree as follows:

1.       Appointment of Agent

         Subject to the terms of this Agreement, Agent is hereby appointed an independent sales agent with limited authority to solicit, on behalf of MWW, customers for the MWW Services. Such solicitation may occur in person, Online (i.e., on Agent's World Wide Web site), or through any other method that meets the requirements of this, Agreement and which has been agreed-to in advance by MWW. The parties acknowledge and agree that the agency relationship established by this Agreement is for the solicitation of wireless telephone communication service and not for the sale of phones or other equipment to be used in conjunction with such services. Any sales by Agent of phones or other equipment shall be solely on the account of Agent and Agent shall not represent that MWW is in any manner associated with such sale, even if Agent resells phones or equipment purchased from MWW.

2.       Acceptance of Agent Appointment

         Agent hereby accepts the appointment by MWW as its authorized sales agent to solicit orders from customers for the MWW Services, subject to the terms and conditions of this Agreement within the MWW-served market area(s) listed oil Schedule A, as MWW defines the market area(s) from time to time ("Agent Sales Territory"). Each such request for MWW Service to an individual Mobile Identification Number ("MIN") is referred to herein as an Order, which when the MIN is activated, is referred to as an Account. Agent acknowledges that this is an appointment of limited agency with restricted authority to act on behalf of MWW Services.


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3.       Commissions/Restrictions

         a. After receipt by MWW of (1) an original service application and agreement signed by the applicant (including authorization to check the applicant's credit), the applicant's driver's license and/or corporate letter of authorization (as applicable) (collectively, these elements are referred to here as the "Order Documentation "), and (ii) acceptance of an Order by MWW, MWW shall pay the Agent an activation commission as set forth in .Section 4 below. In the instance of an Order solicited and received Online (an "Online Order"), the Order Documentation must meet the requirements of Section 7 below.

         b. Unless otherwise agreed in writing by MWW, the only commissions or other compensation due Agent are those commissions payable pursuant to Section 4 below.

         c. Any activation commission paid by MWW to Agent shall be refunded if the Account on which the activation is paid is deactivated within the first 180 days, or if MWW determines in its sole discretion that the Account was obtained as a result of fraud, misrepresentation, misleading information, or other material departure from MWW's stated policies, practices or marketing positions as they may change from time to time, including but not limited to those relating to Online Orders. Any credit issued to an Account to resolve any issue caused by Agent or its representatives making any misleading, improper or inaccurate representation, such as implying that the customer may be given a price plan or discount that is not authorized in MWW's published price lists may be set off against any commission amounts owed to Agent under this Agreement. It is agreed by Agent that any activation commissions or bonus payments due Agent may be retained by MWW to offset any debts owed to MWW by Agent for equipment or otherwise. In the event that Agent files any bankruptcy proceeding or has such a proceeding filed against it, Agent specifically agrees that MWW's right to offset as described herein shall continue unabated.

         d.       (i)      Agent shall not utilize or allow non-employee
                           Personnel (as defined in Section 9.c below) to offer
                           MWW Services or otherwise assist in the Performance of this Agreement (whether directly, through an Online site, or otherwise) without MWW's prior written approval. MWW reserves the right to direct
                           Agent to bar any of its non- employee Personnel
                           (including all such Personnel associated with a particular subagent or other entity) from selling MWW
                           Services if, in MWW's sole opinion, any one of such Personnel has not complied with MWW sales guidelines or the terms of this Agreement.

                  (ii) Agent is liable for any breach of this Agreement by any of its Personnel. MWW is not liable to pay commissions under this

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                           Agreement or otherwise for revenue generated by any
                           non-employee Personnel not approved by MWW as provided for in this Agreement. Agent's Personnel have no claim against MWW for commissions, salaries or other items of expense. Agent expressly agrees that all of Personnel are subordinate to Agent and subject to all rules, restrictions and regulations set forth in this Agreement that are applicable to Agent. Breach of this Section 3.d. by Agent is an Irregular Marketing Activity for purposes of this Agreement.

         e. Subject to the restrictions of Section 2 and-Schedule A, the territory in which Agent may sell the MWW Services may never exceed that portion of the United States, not including any possession, territory, commonwealth or dependency thereof, in which MWW has the legal and regulatory authority to provide the MWW Service ("MWW Service Territory"). Changes in MWW's legal and regulatory authority to provide the MWW Service will reduce or enlarge the MWW Service Territory during the course of this Agreement.

         f. Agent shall not knowingly and without MWW prior written consent, solicit any person or, entity that is a common carrier of telecommunications service, or which is all MCI Corporate National Account (also known as MCI Large Accounts), or which is any of the following: (i) a user of MWW Service (except for the purpose of selling additional service); (ii) a reseller or rebiller of MWW Service; or, (iii) an agent or subagent of Agent for further solicitation of MWW Service. Solicitation of a prohibited customer shall be deemed a material breach of this Agreement.

         g. Unless otherwise agreed in writing by MWW, no commissions or other compensation will be paid for usage derived from any person or entity that was a MWW customer at the time MWW received the Agent's Order Documentation submission or during the ninety (90) days preceding the customer's Order. Commissions will not be payable on monthly usage derived from any person or entity that is a MCI National Account (such as accounts that are multinational, corporate, global, etc.) unless preapproved in writing by MWW.

4.       Commissions/Calculation

         a. Activation commissions will be paid according to the Attachment "A" schedule based on the monthly access charge of the calling plan of the Account activated, except as provided in subsection b.

         b. MWW may choose to offer special promotions for which Agent will receive a reduced commission so long as Agent is told in advance of the commission that will be paid in connection with such promotions.

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5.       Term and Termination

         a. The term of this Agreement begins the first day of the month following the execution of this Agreement by both parties ("Effective Date") and continues for a period of one (1) year. Either party may terminate this Agreement with or without cause at any time upon ninety (90) days prior, written notice to the other party.

         b. MWW may terminate, this Agreement with cause: (1) for breach by Agent of any provision of this Agreement provided that written notice of breach has been given to Agent and such breach has not been cured within thirty (30) days after delivery of such notice; (ii) immediately upon notice and without any cure period if MWW discovers any Irregular Marketing Activity by Agent, including, but not limited to, solicitation or marketing of customers outside the Agent Sales Territory (including, without limitation, by failing to provide prominent notice to persons visiting the Agent Online Site of the geographic limits on Agent's authority to sell MWW Services); (iv) immediately upon notice and without any cure period for unethical conduct by Agent including, but not limited to, offering or providing to any MWW sales agent or employee any financial or other incentive for the purpose of obtaining customer leads or other information which is deemed to, be beneficial to the Agent; and (v) immediately upon notice and without any cure period if use of the MWW Services by Agent is deemed to be for any illegal purpose or if Agent uses the MWW Services to send any message which is illegal, obscene, indecent, threatening or harassing, including but, not limited to, the transmission of unsolicited messages, or messages which infringe any third party's proprietary right. For purposes of this Agreement, "Irregular Marketing Activity" means any activity that constitutes a clear and material breach or is otherwise clearly and materially inconsistent with the terms of this Agreement or which, in MWW's reasonable judgment, would harm MWW's reputation if it were publicly known. Irregular Marketing Activity includes without limitation those activities referred to in this Agreement as Irregular Marketing Activities.

         c. MWW has no liability to Agent for commissions from usage by a customer if Agent knowingly solicited such a customer who uses the MWW Services to send any message which is illegal, obscene, indecent, threatening or harassing, including but not limited to, the transmission of unsolicited messages which infringe any third party's proprietary right. MWW also has no obligation to pay commissions in any instance where Agent is knowingly involved in any deceitful or fraudulent activity, such as cloning or otherwise.

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         d.       If MWW terminates this Agreement for cause, Agent waives all claims for any expected commissions or profits or for any investments, expenditures or commitments made in connection with this Agreement.

         e. If MWW terminates this Agreement, in whole or in part, during the Term pursuant to Section 5.a, MWW will pay Agent for those outstanding current activations due Agent. Agent will not continue to receive any payments if Agent approaches any of the Accounts for which Agent was paid or is due a commission for any purpose that may lead to a deactivation or disconnection of wireless service. Agent will only receive a commission for an Account upon receipt of proper Order Documentation.

         f. Upon the expiration or termination of this Agreement, Agent shall immediately discontinue solicitation of Online Orders, and remove from the Agent Online Site all references to MWW and MWW Services as well as the capability for visitors to that Site to order MWW Services. With MWW's prior written approval of its content, appearance and duration, Agent may display on the Site for a limited time a transitional message stating that the Agent is no longer selling MWW Services.

         g. It any regulatory, Judicial, or legislative body having jurisdiction over the way in which the MWW Services or other services referenced herein are provided, changes the manner in which the MWW Services are permitted to be provided, MWW may then terminate this Agreement in its sole discretion immediately upon notice and without further liability for new activation commissions, or otherwise.

6.       Order Acceptance

         a. Agent expressly acknowledges that: (i) its appointment hereunder is as a non-exclusive sales representative for MWW Services as offered by MWW; (ii) any solicitation by Agent of Orders from customers for the MWW Services will be subject to MWW acceptance, in its sole discretion, of such Orders and the availability, from time to time, of the MWW Services; (iii) MWW has no responsibility or liability whatsoever to Agent with respect to the continued availability or operation of the MWW Services or MWW's acceptance of, or failure to accept, Orders for the MWW Services from customers solicited by Agent, and, (iv) MWW has the right to independently verify all Orders submitted by Agent and reject without penalty any Orders not verified as accurate or complete. Agent agrees to use the wireless service activation and other forms (and their online equivalents) supplied by MWW and to comply with all reasonable procedures prescribed by MWW for solicitation of MWW Service Orders (including without limitation those relating to Online Orders). Agent agrees to secure original signed wireless service agreements from all Orders prior to activating such Orders for MWW Services and to

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                  submit the wireless service agreements by mail to MWW within thirty (30) business days of initiation of service. In the instance of an Online Order, Agent must submit wireless service agreements as specified in Section 7 below. MWW will have no obligation to pay activation commissions on any Account unless the sign ed application for that Account is received within ninety (90) days of the MIN being activated. Agent will not, under any circumstances, activate any customer without MWW prior consent and credit approval.

         b. MWW may, from time to time and at its discretion, submit leads of potential customers to Agent. The submission of any lead is not and may not be deemed to be MWW approval of the lead as a customer and Agent is responsible for ensuring that the lead is a proper customer prior to submitting any Order, though Agent is under no obligation to so solicit the leads submitted by MWW. MWW may, as set forth in this Agreement, refuse any Order for service submitted by Agent from leads referred to Agent by MWW.

         c. As indicated above, all Orders submitted by Agent are subject to credit screening and credit approval by MWW in its sole discretion. MWW has the absolute right to reject Orders or require deposits or other forms of security based on MWW's estimation of customer's creditworthiness.

7.       Online Sales

         a. Online Sales Channel. As provided in this Agreement, Agent may solicit and receive Orders from customers for MWW Services on Agent's Online Site. Online orders be accepted only when accompanied by all appropriate, valid credit card. For purposes of this Agreement, those pages and other related parts of the Agent's Online Site which Agent uses, in whole or in part, to promote or sell MWW Services is referred to as the Agent's Online Site. The Agent's Online Site must display branding and other information so that a person visiting the Site would readily understand that the Site belongs to Agent and that the offers and representations made on the Site are made by Agent. Agent is responsible for all aspects of the Agent Online Site, whether or not Agent creates, operates and maintains all aspects directly, through contractors or otherwise MWW, at it's sole discretion, has the right to review, approve or deny any Site representations of MWW services which are not in compliance with this agreement. Agent's Site must at all times display the current and correct published rates and services as authorized by MWW.

         b. Online Order Process. The process through which customers may order MWW Services on the Agent Online Site must include (without limitation) the following functionalities:


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                  (i)      Notify Site visitors of available MWW Services, rate
                           plans, optional features and associated rates, terms and conditions of service, and other associated charges.

                  (ii) Allow a Site visitor to submit an order for MWW Services only after taking affirmative actions that
                           (1) prominently display All material services selected by the Site Visitor (including options) and all associated rates and charges, and (2) indicate that he/she has read and understands the listed services and associated charges and agrees to subscribe to them.

                  (iii) Notify Site visitors that customers must agree to terms and conditions of service.

                  (iv) Allow a Site visitor to submit an order for MWW Services only after taking affirmative actions that
                           (1) prominently and legibly display full terms and conditions of service on screen and (2) indicate that he/she has read and understands the terms and conditions and agrees to them. The Site visitor must be given the option to indicate that he/she does not agree to the tent s and conditions, which will prevent him/her from submitting an order.

                  (v) Allow all Site visitors the option of rejecting the terms and conditions of service, which will prevent the Order from being submitted.

                  (vi) Reject an Order (and immediately inform the person submitting it that the Order has been rejected) if any of the following pieces of information don't match:

                           - Credit Card Billing Address, Invoice Billing Address, and Shipping Address

                  (vii) Send a confirming email to the customer's email address confirming or rejecting the order. If the order is accepted, the confirming email must also contain MWW's online terms and conditions.

                  (viii) Agent must utilize MWW approved customer "verification software" packages or other industry accepted verification software packages which MWW has reviewed and approved for agent*s online order processing in advance of taking orders.

         c.       Online Order Documentation and Retention.

                  (i) Agent must store and retain for at least two years full documentation of every Online Order and the representations and offers that the

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                           customer saw on Agent's Online Site during the same
                           online session (whether before or after the customer submitted the order) in which the customer placed the Online Order.

                  (ii) Upon a request from WNW, Agent must promptly retrieve and provide such documentation to MWW in the format and medium requested by MWW. Such retrieval and production must typically be available within 24 to 48 hours; under no circumstances may such retrieval and production take more than 3 business days. In the event the Agent does not provide such documentation, the Agent is solely liable for all charges incurred associated with the account in question should there be fraud-related issues. MWW at it's sole discretion can offset any fraud related charges against commissions earned in addition to any commissions or bonus payments associated with the original order acceptance.

                  (iii) Agent must take reasonable measures to preserve and protect the Online Order documentation, including maintaining two sets of all such documentation, stored in different, secure buildings. The documentation must be stored in a manner reasonably calculated to preserve it in a retrievable, usable form, in light of the then-current information available about the effects of light, temperature, moisture, magnetic forces and other variables on the mediums in which the documentation is stored.

                  (iv) Agent's documentation of each Online Order must include (without limitation) the following:

                           o Completed service application and agreement, including all optional services selected by the customer and all related charges
                           o Online "signature" of a type that is equal to or better than the industry (online wireless) standard and consistent with the requirements (if any) of the state in which the customer lives
                           o Terms and conditions of service in effect at the time the customer submitted the Order
                           o All other material offers, promotions and other representations displayed to the customer in the course of the Online Order process
                           o        Applicant's electronic mail address
                           o Credit Card information (including without limitation Credit Card Account Name and Billing Address)
                           o        Billing Name and Address
                           o        Shipping Name and Address (if applicable)
                           o Service Name and Address (if different from Billing Address)

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                           o        Social Security Number
                           o        Driver's License or other State ID

         d.       Required Online Content.

                  Prior to the agents Online Site becoming operational and available to tile public, and with the pre-approval of MWW, the Agent's Online Site must contain (without limitation) the following content, the existence of which must be clearly and conspicuously displayed to any visitor to the Site.

                  o Statement of Geographic Limits of Agent's Sales Authority and MWW Service Authority
                  o        Privacy Statement (following FTC guidelines)
                  o        Terms and Conditions of MWW Service
                  o MWW must receive visibility on Agent's Online Site equal to or better than any other wireless carrier
                  o Wherever customer's email address is sought, a notice of how Agent will use that address and information on how the customer can stop such use

         e.       Operational Standards.

                  The Agent Online Site must be operational and fully functional in all material respects (i.e., capable of displaying information and conducting transactions as contemplated in the ordinary course of business) at least ninety-seven percent (97%) of the time during any thirty (30) day period.

         f.       Legal Requirements.

                  Agent's Online Site, and Agent's activities related to it, will at all times comply with all relevant legal requirements, including without limitation those relating to the use of personal and other information collected online, the use of promotional email ("spamming"), the taxation and documentation of sales, and other consumer protection measures.

         g.       Online Site Exclusivity.

                  To the greatest extent reasonably possible, Agent shall set aside a part of its Agent Online Site exclusively for MWW, within which it will not sell or permit any links, pointers, sponsorships, promotions or similar advertisements or rights.

         h.       Notification of Fraudulent Activity.

                  To the extent permitted by law, and at the earliest practicable time after Agent believes or has a reasonable basis to believe that an Online Order is

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                  fraudulent or otherwise not valid, Agent will report that
                  belief and the basis for it to MWW, including the date, the MWW Services ordered, and the electronic mail address of the applicant. In the event the Agent does not provide such notification, the Agent is solely liable for all charges incurred associated with the account in question should there be fraud related issues. MWW at it's sole discretion can offset any fraud related charges against commissions earned in addition to any commissions or bonus payments associated with the original order acceptance.

         i.       Ownership of Agent Online Site.

                  The parties acknowledge and agree that as between Agent and MWW, Agent owns all right, title and interest in and to the Online Site, subject to MWW's ownership rights in any MWW trademarks or copyrighted materials within the Agent Online Site.

         j.       Warranty.

                  Agent represents and warrants for the benefit of MWW that during the Term: (I) the content developed by Agent, or on its behalf, on the Agent's Online Site, does not and will not infringe any copyright, trademarks, or trade secrets of any third party and does not and will not constitute a defamation or invasion of the rights of privacy or publicity of any third party; and (ii) the Agent's Online Site does not violate the laws, statutes, or regulations of any jurisdiction.

         k.       MWW Right to Audit.

                  As previously noted, Agent must keep detailed records of all material aspects of any Online Order. Upon thirty (30) days' prior notice to Agent, MWW may conduct an audit of these and any other records to determine Agent's compliance with this Agreement's requirements relating to online activity, including federal and state legal requirements. Such audits will be at MWW's expense except that Agent shall reimburse MWW for that part of any audit relating to an area in which the Agent was determined to have materially failed to meet a requirement under this Agreement. In no event, however, will MWW's review of the Agent's Online Site relieve or lessen Agent's obligations under the Agreement.

8.       Reporting for Commission Payment

         a. Agent will provide MWW with monthly commission reporting, which will include all customer orders accepted by Agent and for which commissions are due hereunder. Agent will also agree to submit to MWW any other

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                  reasonable reporting information requests as set forth from time to time by MWW's accounts payable organization.

                  MWW will provide to Agent a detailed monthly statement of the activation commissions earned by Agent. For purposes of this Agreement, activation of an Account's wireless telephone MIN occurs when that Account's ANI is established in MWW's order entry and billing systems.

         b. A customer solicited by Agent becomes an MWW customer with respect to the MWW Services at the time the Account is accepted by MWW. Agent may maintain periodic contact with the customer for purposes unrelated to the MWW Services and as is required for warranty service, installation or maintenance of equipment, or sale of new equipment or the activation of new or supplemental wireless telephone lines. MWW will bill each Account for the MWW Services. MWW is responsible for issuing invoices and collecting all charges for the MWW Services.

         c. MWW will pay commissions monthly. MWW will use reasonable efforts to calculate and pay commissions sixty (60) days after close of each month. MWW has no liability to pay commissions on any sales not made in accordance with the terms of this Agreement. MWW may deduct from any amounts due Agent, any amounts which Agent may owe to MWW or its affiliates under this Agreement or otherwise.

9.       Relationship of Parties

         a. Agent has no authority to bind MWW by contract or otherwise or to make representations as to the policies and procedures of MWW other than as specifically authorized by this Agreement. MWW and Agent acknowledge and agree that the relationship arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employee relationship or franchise between them and that Agent is an independent contractor with respect to the services provided by it under this Agreement.

         b. Agent shall identify itself as an authorized representative of MWW only with respect to the services covered by this Agreement and shall otherwise identify itself as an independent business. Unless specifically authorized in writing, neither MWW nor Agent shall make any express or implied agreements, guarantees or representations, or incur any debt, in the name of or on behalf of the other.

         c. Agent's Personnel (as defined below) are not and may not be deemed to be MWW employees or joint employees. Agent assumes full responsibility for the acts of its employees and for their supervision, daily direction and control. Agent is equally responsible for the actions of any subcontractors,

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                  subagents, consultants or other agents or representatives of
                  Agent as if they were Agent's employees. Collectively, Agent's employees, subcontractors, subagents, consultants and other agents and representatives arc referred to herein as Agent's Personnel. MWW is not responsible for worker's compensation, disability benefits, unemployment insurance, withholding taxes, social security or any other taxes or benefits for Agent's Personnel.

         d. AGENT SHALL MAKE NO WARRANTIES RELATING TO THE SERVICES DESCRIBED HEREIN EXCEPT AS SET FORTH IN SALES LITERATURE PROVIDED TO AGENT BY MWW OR AS SET FORTH IN THE FORM OR FORMS OF ORDERS PROVIDED AGENT BY MWW, OR AS OTHERWISE EXPRESSLY PERMITTED BY MWW IN WRITING.

         e. Agent, and not MWW, is fully responsible for all content and functionality of Agent's Online Site. MWW is responsible only for MWW-created materials and information it provides to Agent that is used in the manner for which it was provided.

         f. This Agreement is not intended to and does not create any third party beneficiaries to the rights and obligations set forth herein, nor may any third party beneficiaries be inferred by operation of law or otherwise.

10.      Marketing

         a. On a semiannual basis, Agent will provide to MWW sales projections for the next six (6) months, specifying volumes for each applicable sales channel (e.g., retail, online).

         b. Agent shall provide to MWW, for MWW prompt approval, all promotional materials related to the MWW Services, including, but not limited to, the content to be used in the Agent's Online, print ads, radio scripts, television commercials, sales brochures, telemarketing scripts and supporting materials, publicity and press releases and user's manuals, whether or not such materials explicitly refer to MWW. Agent may not use any such promotional materials or otherwise make public references to MWW (including telemarketing) without MWW prior written approval, which approval will not be unreasonably withheld. All such materials must be sent to the addresses noted in Sections 16 and 20 hereof for approval. MWW will use reasonable efforts to provide written approval to Agent on such promotional materials within twenty-one (21) days of receipt of such materials. However, non-response by MWW does not constitute approval of such materials by MWW. In addition, all presentations and representations will be consistent with, and must not misrepresent, MWW product offerings as may be in effect from time to time. Failure to obtain

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                  MWW approval for promotional materials or other public
                  references to MWW is an Irregular Marketing Activity.

         c. Agent shall not convey to customers or prospective customers that the MWW Services are available only from the Agent or only in conjunction with any other product or service of Agent.

         d. Agent shall provide MWW with such periodic and special reports relating to its activities under this Agreement as MWW may reasonably request from time to time.

11.      Sales Aid and Training

         a. MWW will provide Agents with an initial sales kit for each of Agent's sales representatives that includes a program description, sales literature, sales aids, and order forms to be used by Agent in its activities as provided by this Agreement.

         b. Agent shall use MWW approved marketing materials (including telemarketing scripts) and order forms only. Where such materials and forms are adapted for use online, Agent shall obtain MWW approval for the materials and forms as adapted.

         c. Each sales representative authorized or acting on behalf of Agent shall be fully and competently trained in the MWW Services and product sales. Agent shall not use, employ or allow any sales representative who is not trained and reasonably knowledgeable about the MWW Services.

12.      Standards of Conduct

         Agent shall give prompt, courteous and efficient service to the public and all business dealings with members of the public will be governed by the highest standards of honesty, integrity and fair dealing. Agent will do nothing, which would tend to discredit, dishonor, reflect adversely upon or In any manner injure the reputation of MWW.

13.      Non-Competition.

         a. At no time during or after the termination of this Agreement may Agent use any Confidential Information for any purpose other than to solicit customers for the MWW Services.

         b. After normal expiration of the term or earlier termination of this Agreement (except termination with cause), Agent shall not promote or sell to MWW customers, including without limitation through any online promotions or electronic mail, or provide leads of MWW customers for, the services of any other person or entity that offers services identical or similar to any one or more of the MWW Services for as long as MWW is paying a commission under this Agreement or for three (3) months after termination, whichever is longer.

         c.       Upon termination with cause pursuant to the provisions of
                  Section 5.b. of this Agreement, Agent shall not promote or sell to MWW customers, or provide leads of MWW customers for, the services of any other person or entity that offers service identical or similar to any one or more of the MWW Services for as long as MWW is paying a commission under this Agreement or for twelve (12) months after termination, whichever is longer.

14.      Confidentiality; Publicity

         a. For purposes of this Agreement, "Confidential Information" means information disclosed by one party ("Owner") to the other party ("Recipient") which relates to the subject matter of this Agreement, including, but not limited to customer, business and/or technical information and data, or which, although not related to such subject matter, is nevertheless disclosed. as a result of the parties' discussions in that regard, and which, in any case, is disclosed by Owner, or an affiliate of the Owner, to Recipient in document or other tangible form or electronic form bearing an appropriate legend indicating its confidential or proprietary nature, or which, if initially disclosed orally or visually is identified as confidential at the time of disclosure (or if disclosed visually by electronic means, the identification as confidential may be delayed a reasonable time) and a written summary thereof, also marked with such a, legend, is provided to Recipient within ten (10) days of the initial, disclosure. The following information is automatically deemed confidential and proprietary with need of any further legend or notice: (i) all customer account and service record information, (ii) all commission-related information, and (iii) all MWW information to which Agent obtains access through a nonpublic Internet or other electronic information source.

         b. During the Term of this Agreement, Recipient may use the Confidential Information of Owner only for the purpose of this Agreement, and shall protect such Confidential Information from disclosure to others, using the same degree of care used to protect its own proprietary information of like importance, but in any case using no less than a reasonable degree of care. Recipient may disclose Confidential Information received hereunder only to its approved Personnel having a need to know for the purposes of this Agreement, and who are bound in writing to protect the Confidential Information from unauthorized use and disclosure. Owner has the right to injunctive relief in the event of any breach or threatened breach of this Section 14.

         c. The restrictions of this Agreement on use and disclosure of Confidential Information do not apply to information that:

                  (i) is in the possession or control of Recipient at the time of its disclosure hereunder through no wrongful act of Recipient and with no obligation to Owner not to disclose it;

                  (ii) is, or becomes, publicly known through no wrongful act of Recipient, subsequent to the time of Owner's communication thereof to the Recipient,

                  (iii) is received by Recipient from a third party free to disclose it without obligation to Owner;

                  (iv) is developed independently by Recipient without reference to any of Owner's confidential information or other information that owner disclosed in confidence to any third party; or

                  (v) is identified by Owner as no longer proprietary or confidential.

         d. Confidential Information disclosed under this Agreement (including information in computer software or held in electronic storage media) is and will remain the property of Owner. All such information, whether in tangible or intangible form, must be either returned promptly to Owner or destroyed, as requested by Owner, and must not thereafter be retained in any form by Recipient, except that one (1) copy may be made and retained solely as necessary for monitoring continued compliance with this Agreement. No licenses or rights under any patent, copyright, or trademark are granted or are to be implied by this Agreement.

         e. Agent acknowledges and shall inform its approved Personnel that every password of a user is confidential to such user and may not be revealed. Agent's Personnel shall not utilize user passwords except in connection with the instruction of such user. All such passwords are proprietary to MWW and its users. Any improper use by Agent's Personnel of a password shall be grounds for immediate termination with cause of this Agreement by MWW.

         f. Neither party shall disclose any of the terms or conditions of this Agreement without the other party's prior written consent except as required by subpoena or other judicial or administrative process.

         g. Neither party shall issue any publicity statement, informational release or consent to any interview, relating to this Agreement or its activities under this Agreement without the prior written consent of the other party.

         h. Any MWW specifications, drawings, sketches, data or technical or business Information, and any other material which by its nature should reasonably be understood to be confidential, that is furnished or disclosed by MWW to Agent hereunder, is Confidential Information and the exclusive property of MWW. In particular, any customer names or lists identifying MWW customers as such and related information or data ("Customer Information") is Confidential Information, the exclusive property of MWW and may be used by Agent solely in the performance of its obligations and duties hereunder and is to be returned to MWW upon termination of this Agreement.

         i. In particular, both during the term of this Agreement and thereafter, Agent shall not reveal, divulge, make known, sell, exchange, lease or in any other way transfer any Customer Information or other Confidential Information for purposes of using said information to contact customer Accounts that were activated by Agent or otherwise in competition with MWW or any of its other agents. Agent agrees that monetary damages for breach of its obligations under this Section may not be adequate and that MWW will be entitled to injunctive relief with respect thereto.

         j. The terms and conditions of this Section will survive the termination of this Agreement.

         k. Any breach of the terms and conditions of this Section during the Term of this Agreement by either party is grounds for immediate termination of this Agreement with cause by the non-breaching party.

         l. Notwithstanding any terms to the contrary herein, Agent may comply with any government order, court order or other decree to produce or disclose the information after MWW has been notified of the order or decree and had an opportunity to prevent or restrict its production or disclosure. Agent will provide such notice promptly.

15.      Tradenames and Trademarks

         a. During the term of this Agreement, unless other-wise instructed by MWW, Agent may refer to itself as an MWW Authorized Sales Agent, but solely in connection with the marketing of MWW Services to customers hereunder. Agent may use MWW marks, tradename, and logo design only in marketing materials, advertising, telemarketing, Agent's Online Site and promotional literature (collectively, "Materials") in conjunction with its sale of MWW products and services, provided that any usage of any MWW mark or tradename in such Materials and the advertising claims associated therewith, in each instance, has been approved in writing in advance by MWW.

         b. Agent acknowledges and agrees that: (i) the marks are owned by MWW; (ii) it will do nothing inconsistent with such ownership;
                  (iii) all use of the MWW marks by it will Inure to the benefit of and be on behalf of MWW; (iv) that nothing in this grant gives it any right, title or interest in MWW marks other than the right to use the marks in accordance herewith; (v) it will not attack MWW's title to the marks or the validity of this rant; and (vi) further agrees to use MWW marks only in the form and manner prescribed from time to time by MWW, and not to use any other trademark or service mark in combination with any of MWW's marks without the prior written approval of MWW.

         c.       The limited, nonexclusive authorization granted by this
                  Section 15 may not be assigned to any other entity or party without the prior written approval of MWW.

         d. Agent agrees, at its own expense, to defend, indemnify and hold MWW harmless from and against any and all claims, suits, actions, proceedings, judgments, damages, liabilities, costs and expenses (including allocated costs of in-house counsel and other attorneys' fees) arising either from use of MWW marks by Agent or any third party authorized by Agent or advertising claims made in connection therewith, other than a claim based on an assertion by a third party either that MWW does not own the marks, does not have the right to grant the authorization provided herein, or that the substance of an advertising claim approved by MWW is materially false or misleading.

         e. Upon termination of this Agreement, any permission or right to use Marks granted hereunder will cease to exist and Agent will immediately cease any use of such marks and immediately cease referring to itself as an MWW authorized sales agent.

16.      Advertising Review

         a. Agent may under no circumstances advertise, telemarket or otherwise make public representations about MWW products and services without MWW's prior approval.

         b. Agent agrees to submit all MWW Services-related advertising, claims language and marketing materials (including but not limited to business letterhead, business cards, print, content for Agent's Online Site, radio or television advertising, telemarketing scripts and related support, press releases, flyers, brochures, posters and LOAs), whether or not they refer explicitly to MWW Services, for prior written approval to:

                  [INSERT TITLE AND ADDRESS OF BUSINESS CONTACT]

         For pre-approval prior to submitting the aforementioned, to:

                  Advertising Review Group
                  Law & Public Policy
                  MCI WorldCom
                  1133 19th Street, N. W.
                  Washington, D.C. 20036
                  ATTN: Director, Advertising Review Group

17.      Limitation of Liability

         a. EXCEPT IN CASES INVOLVING WILLFUL OR WANTON MISCONDUCT, MWW'S LIABILITY TO AGENT IS LIMITED TO ITS OBLIGATIONS TO PAY COMMISSIONS AS DESCRIBED HEREIN. NEITHER PARTY HERETO WILL IN ANY EVENT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOST PROFITS OR LOST REVENUE (WHETHER OR NOT SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE) OR PUNITIVE DAMAGES, BY REASON OF ANY ACT OR OMISSION IN ITS PERFORMANCE UNDER THIS AGREEMENT. The foregoing limitation does not apply to Agent's indemnification obligations with respect to liability to third parties under Section 18 below and any violation of the non-competition provisions of Section 13 above.

         b. MWW HAS NO LIABILITY TO AGENT FOR LOST REVENUE, LOST PROFIT OR COMMISSIONS THAT MIGHT HAVE BEEN EARNED HEREUNDER BUT FOR THE INABILITY OR FAILURE OF MWW TO PROVIDE SERVICE TO ANY PERSON SOLICITED BY AGENT, OR IN THE EVENT OF DISCONTINUATION OR MODIFICATION OF THE MWW SERVICES, OR FOR DELAY IN ACCEPTANCE OF OR REJECTION OF ANY ORDER FOR MWW SERVICES.

         c. Agent acknowledges and agrees that MWW directly, or through other sales agents may offer the MWW Services in the MWW Service Territory or elsewhere, and that Agent will be entitled to no compensation for sales made through such other channels. In the event MWW receives conflicting Orders for service from different agents or MWW employees, MWW may, in its sole discretion, determine who will receive credit for such Orders. In the event of such conflicts relating to Orders for the MWW Services, MWW may, in its sole discretion, compensate Agent as if the Cider were for a service subject to commission.

         d. In the event MWW is required to enforce or preserve its rights hereunder, Agent will pay all of MWW's reasonable attorney's fees and costs including allocable costs of in-house counsel, incurred in connection with any such successful action.
                  MWW MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR OTHERWISE WITH RESPECT TO THE MWW WIRELESS SERVICES PROVIDED UNDER THIS AGREEMENT.

18.      Indemnification

         a. Agent shall indemnify and hold harmless MWW, its affiliates, employees, officers and directors from and against any and all claims, actions, suits, proceedings, judgments, damages, liabilities, costs and expenses, including reasonable attorney's fees and allocable cost of in-house counsel, arising directly or indirectly from breach of this Agreement, negligent acts or omissions, or willful misconduct of Agent (including all its Personnel, whether or not approved). MWW shall give Agent prompt notice of any matter for which it has an indemnification obligation. As between the parties, MWW will control the defense of such action and settlement negotiations.

         b. Notwithstanding the above or other provisions of this Section 18, Agent agrees to defend, indemnify and hold harmless. MWW and its affiliated companies, their directors, officers, employees and agents from and against any claim or action whatsoever arising from (i) operation of the Agent's Online Site; or (ii) the use or representations by Agent and/or customers and/or any third party authorized by Agent of the MWW Services to transmit any message or other material which may be libelous or which constitutes an infringement of any copyright or trademark or third party proprietary right, or which violates any provision of any applicable statute or regulation of a Federal, state or local government, or which constitutes false and/or misleading representations or advertising claims.

         c. Agent shall defend, indemnify and hold harmless MWW and its affiliated companies, their directors, officers, employees and agents, from any and all claim, liabilities, damages or expenses (including allocated costs of in-house counsel and other legal fees and costs) arising from or claimed to have arisen from any fraudulent activity on the Agent's Online Site or for any breaches of security on Agent's Online Site.

         d. Agent shall defend, indemnify and hold harmless MWW and its affiliated companies, their directors, officers, employees and agents, from any and all claims, liabilities, damages or expenses (including allocated costs of inhouse counsel and other legal fees and costs) arising from or claimed to have arisen from the payment or nonpayment of any sums to Agent's Personnel or any other person or entity with respect to MWW Services, and Agent shall receive and respond to all inquiries related thereto.

         e. Agent will immediately notify MWW in writing of the commencement or threatened commencement of any action, suit or proceeding, and of the issuance or threatened issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, involving Agent's activities under this Agreement or which may affect Agent's ability to perform its obligations hereunder.

19.      Insurance

         Agent will at all times during the term of this Agreement, at Agent's sole expense, maintain automobile insurance, comprehensive general liability insurance against claims for bodily and personal injury, death, property damage and all other harm caused by or occurring in connection with Agent's acts, omissions and/or misrepresentations, including without limitation coverage with respect to defamation, infringement of copyright and trademark, and infringement of privacy rights or rights of publicity. Such insurance will have limits of: (i) One Million Dollars ($1,00,000.00) per occurrence combined single limit and Two Million Dollars ($2,000,000.00) general aggregate for commercial general liability insurance; and, (ii) One Million Dollars ($ 1,000,000.00) combined single limit per accident for automobile insurance. Each such insurance policy will provide for not less than thirty (30) days prior notice to all insureds of any modification, cancellation or nonrenewal. Upon request of MWW, Agent will furnish proof satisfactory to MWW that insurance coverage required is in effect. All insurance maintained by Agent under this Agreement will be placed with insurance companies which are properly licensed and have either an A.M. Best's rating of A8, a Standard & Poor's rating of AA, or a Moody's rating of Aa2.

20.      Notices

         Notices to be given pursuant to this Agreement will be in writing and will be deemed to have been duly and properly given on the earlier of
         (i) the date such notice has been received, including but not limited to where such receipt is established by a reputable overnight courier service; or, (ii) five (5) days after deposit of such notice in the United States Mail, postage prepaid, to be delivered by certified mail, return receipt requested, addressed to Agent at the address given above or at such address as it may designate in writing from time to time and addressed to MWW at:

         [INSERT TITLE AND ADDRESS OF BUSINESS CONTACT] with a copy to:

         MCI WorldCom
         Mass Markets Law and Public Policy
         701 South 12th Street
         Arlington, VA 22202

or at such address it may designate in writing from time to time.

21.      Compliance with Law

         Agent will, at its own expense, operate in full compliance with all laws, rules and regulations applicable to, and maintain in force all licenses and permits required for, its performance under this Agreement.

22.      Arbitration and Disputes

         Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation (including, without limitation, any dispute over the arbitrability of an issue), will be settled by binding arbitration in accordance with the J.A.M.S/ENDISPUTE Arbitration Rules and Procedures, as amended by this Agreement. Unless the parties select a different location, the arbitration will be held in the Washington, DC metropolitan area. The costs of arbitration, including the fees and expenses of the arbitrator, will be shared equally by the parties unless the arbitration award provides otherwise. Each party will bear the cost of preparing and presenting its case. The parties agree that this provision and the Arbitrator's authority to grant relief are subject to the United States Arbitration Act, 9 U.S.C. 1- 16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event does the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The Arbitrator's decision must follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings will be governed by the USAA.

23.      Impossibility of Performance

         Neither MWW nor Agent Will be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations under this Agreement results from (i) compliance with any law, ruling, order, regulation or requirement of any federal, state or municipal government or department or agency thereof or court of competent jurisdiction; (ii) acts of God; (iii) acts or omissions of the other party; (iv) fires, strikes, war, insurrection or riot; (iv) or any other cause beyond the party's reasonable control. Any delay resulting therefrom will extend performance, in whole or in part, as may be reasonable.

24.      No Waiver

         No waiver of any of the provisions of this Agreement is binding unless It is in writing and signed by both parties. The failure of either party to insist on the strict enforcement of any provision of this Agreement does not constitute a waiver of any provision and all terms shall remain in full force and effect.

25.      Binding Effect

         This Agreement will be binding upon and inure to the benefit of the parties, their successors and assigns; provided, however, that Agent may not assign or otherwise transfer this Agreement or any of its interest herein without the prior, express written consent thereto by MWW which consent will not be unreasonably withheld, Any attempted assignment without MWW's prior written consent will be void. Neither the whole nor any part of the interest of Agent in this appointment will be transferred or assigned by operation of law. MWW may assign this Agreement to its parent, or any subsidiary or affiliate company.

26.      Severability

         No provision of this Agreement which may be deemed illegal, invalid or unenforceable will in any way invalidate any other provisions of this Agreement, all of which will remain in full force and effect.

27.      Entire Agreement

         This Agreement supersedes and replaces all prior and contemporaneous agreements, understandings and representations, whether oral or written, between the parties and relating to the subject matter hereof, and together with the applicable published tariffs and price lists and other documents referenced herein, constitutes the entire understanding of the parties with respect to the subject matter of this Agreement. This Agreement may not be modified, changed, altered or amended except by an express written agreement signed by duly authorized representatives of the parties hereto.

28.      Controlling Law

         This Agreement, including all matters relating to the validity, construction, performance and enforcement thereof, is governed by the laws of the State of New York without giving reference to its principles of conflicts of law, except to the extent the Communication's Act of 1934, as amended, and as interpreted and applied by the Federal Communications Commission, applies.

29.      Headings

         The section numbers and captions appearing in tills Agreement are inserted only as a matter of convenience and are in no way intended to define, limit, construe or describe the scope or intent of such sections of this Agreement, or in any way affect this Agreement.

30.      Expiration

         This Agreement is not be valid unless executed by Agent and accepted by MWW. Any and all prior offers made to Agent, whether written or oral, are superseded by this Agreement.

                                          MCI Wireless, Inc.,
                                          WorldCom Wireless, Inc.,
                                          and their wireless affiliates, d/b/a
                                          AGENT MCI WORLDCOM WIRELESS
AGENT

___________________________               _______________________________
Authorized Signature                      Authorized Signature



___________________________               _______________________________
Printed Name                              Printed Name



___________________________               _______________________________
Title                                     Title



___________________________               _______________________________
Date                                      Date

                                  SCHEDULE "A"

Agent Sales Territories:



All United States domestic markets where MWW offers services.


                                 ATTACHMENT "A"
                       Agent Agreement Commission Schedule

1.       Commission Provisions

1.1 MWW, shall pay Agent for each Order accepted by MWW, an initial applicable commissions, as described in sections 2-4 below, if the Subscriber signs up for MWW Cellular Service within the Territory (ies) identified in Schedule "A" hereto.

1.2 To receive Initial commissions, Agent must submit to MWW a properly signed and executed Order or its online equivalent within thirty (30) days of the activation of the customer's cellular phone number. If the Agent does not deliver a signed Order to MWW within the specified time, the initial commission will be forfeited. Initial commissions will not be paid without the receipt by MWW of the Order executed by Subscriber according to the requirements within this agreement. Although Initial commissions are paid as noted above, Initial commissions are earned after the Subscriber has remained on MWW service for a minimum of six
         (6) consecutive months.

1.3 If Agent has been paid a commission for a Subscriber that terminates Cellular service or the Subscriber changes their initial rate plan to a lower rate plan as described in MWW effective tariffs and as noted in paragraph (2) below, prior to completing six (6) consecutive months, on the initial rate plan, the amount or the commission paid will either be deducted from subsequent commission payments or billed to the Agent for repayment within Fifteen (15) days of transmittal. In the In the event Subscriber changes its initial rate plan to a higher rate plan as described MWW effective tariffs and as noted in paragraphs (2) below, then any applicable increase in commission will be paid to the Agent. Initial commission will be paid to Agent for Subscribers accepted by MWW is noted in paragraphs (2) below.

1.4 Net Subscriber schedules are based on combined carrier activation's in Agent's Territory (ies) defined in Schedule "A". Net Subscriber is defined as monthly gross new subscriber activation's less 180-day deactivations "Subscriber" is defined as those who have not subscribed to MWW Service within the 3 months immediately preceding the commencement of service.

1.5 The MWW reserves the right to pay reduced commissions on activation's associated with the customers purchase of discounted equipment or discounted airtime packages. In addition, commissions are paid on activation's involving MWW authorized discounts or promotions, only when the customer actually receives that discount.

1.6 Although commissions for new subscribers are paid monthly on this schedule, commissions are actually earned after the subscriber has remained on MWW service for a minimum of six (6) consecutive months. Any subscriber terminations within the first six months of service will result in forfeiture of Agent commission and will be adjusted on following month's commission payment. No partial commission payments will be made for new subscribers Who do not fully meet this rule.

2        Initial Commissions Schedule

2.1 Agent shall be paid Initial commissions solely on the amount of the monthly access charge of the rate plan sold to the Subscriber.

         Monthly Rate Plan Access Charges                   Commissions
         --------------------------------                   -----------
         Digital $18.00 or less                             $125.00
         Digital $18.01 - $34.94                            $215.00
         Digital $34.95 - $50 00                            $235.00
         Digital $50.01 +                                   $285.00

3        Activation Bonus

3.1 Agent shall receive an activation bonus (as listed below) based on monthly Net Subscriber activation's achieved:

         Volume                     Payout
         ------                     ------
         0 -- 75                    n/a
         76 -299                    $ 15.00
         300-399                    $ 20.00
         400-499                    $ 25.00
         500 +                      $ 30.00

3.2      This bonus will be paid after the completion of each calendar month.

4        Digital SPIFF*

         Rate Plan                                            Payout
         ---------                                            ------
         All Digital (CDMA) $29.00 and above                  $40.00
         All Digital (TDMA) $29.00 and above                  $25.00

*Spiffs are subject to change with a 30 day written notice

                                           MCI Wireless, Inc.,
                                           WorldCom Wireless, Inc.,
                                           and their wireless affiliates, d/b/a
                                           AGENT MCI WORLDCOM WIRELESS
AGENT

/s/Lawrence Levinson                       /s/James Baumhart
--------------------                       -----------------
Authorized Signature                       Authorized Signature


Lawrence Levinson                          James Baumhart
-----------------                          --------------
Printed Name                               Printed Name


CEO                                        RVP
---                                        ---
Title                                      Title


9/28/01                                    9/25/01
-------                                    -------
Date                                       Date